UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 13, 2018
______________________

Fiesta Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35373	90-0712224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14800 Landmark Boulevard, Suite 500, Dallas, Texas		75254
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (972) 702-9300

N/A
(Former name or former address, if changed since last report.)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 13, 2018, the board of directors (the "Board") of Fiesta Restaurant Group, Inc. (the "Company") appointed Sherrill Kaplan as an independent member of the Board effective November 14, 2018. Ms. Kaplan has served as the Head of Marketing and Sales at Zipcar, Inc. ("Zipcar"), a subsidiary of Avis Budget Group, Inc., since August 2018. Ms. Kaplan also served as Vice President, Digital Marketing and Innovation at Dunkin' Brands Group, Inc. ("Dunkin' Brands") from 2011 to 2018. Ms. Kaplan also serves as a member of the Consumer Advisory Board of American Express Company since 2015. Ms. Kaplan does not have any other relationships with the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K. With her broad experience as a marketing executive at Zipcar and Dunkin' Brands, Ms. Kaplan brings substantial expertise in marketing, digital marketing and brand management to our Board.

ITEM 7.01. REGULATION FD DISCLOSURE.

On November 14, 2018, the Company issued a press release announcing the appointment of Ms. Kaplan as an independent member of the Board, the entire text of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Fiesta Restaurant Group, Inc. Press Release, dated November 14, 2018.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIESTA RESTAURANT GROUP, INC.

Date: November 14, 2018

By:	/s/ Maria C. Mayer
Name:	Maria C. Mayer
Title:	Senior Vice President, General Counsel and Secretary